Exhibit 99.1

CONTACT:

Investors

PondelWilkinson Inc.

Laurie Berman

310-279-5962

lberman@pondel.com

RENTRAK REPORTS FISCAL 2012 FIRST QUARTER FINANCIAL RESULTS

— Advanced Media Information Revenues Reach 40% of Total Revenues —

— Significant Progress Made in Attracting Major TV Advertising Agencies —

PORTLAND, OR (August 4, 2011) – Rentrak Corporation (NASDAQ: RENT), a leader in multi-screen media measurement serving the advertising, television and entertainment industries, today announced financial results for its fiscal first quarter ended June 30, 2011.

Fiscal 2012 First Quarter Financial Results

Consolidated revenues were $22.4 million for the first quarter of fiscal 2012, compared with $24.6 million for last year’s first quarter, reflecting a decline in the company’s Home Entertainment segment related to fewer customers and fewer rental units distributed for the six month period ended June 30, 2011 compared with the same period last year.

Revenues in the company’s AMI division grew approximately 13 percent for the fiscal 2012 first quarter, increasing to 40 percent of Rentrak’s consolidated revenues from 33 percent for the prior-year period. AMI recorded gross margin of 63 percent for the fiscal 2012 first quarter, compared with 72 percent a year ago. The reduction in AMI gross margin related to higher fixed costs associated with obtaining data for the company’s TV business.

Revenues in the company’s Home Entertainment business declined approximately 19 percent from the year-ago period to $13.4 million.

($ in millions)	1Q FY12	1Q FY11	Percent Change
AMI revenue	$9.1	$8.0	13%
TV Essentials™	$1.7	$1.4	21%
Box Office Essentials™	$5.0	$4.4	13%
OnDemand Essentials™	$2.3	$2.1	9%

Home Entertainment revenue	$13.4	$16.6	-19%

“Our census-like media measurement services provide a critical tool for advertising, TV and entertainment industry participants, and I am proud that our Advanced Media group now accounts for 40% of our revenues, up from 12% about two years ago when I joined the company as your CEO,” said Bill Livek, Rentrak’s Chief Executive Officer. “During the quarter, new television stations, networks and ad agencies clients began utilizing our measurement platform, while we successfully built a strong pipeline of new clients by demonstrating the significant benefits of working with Rentrak. We are developing a strong syndicated and recurring revenue business which should provide increasing value to Rentrak’s shareholders.”

Rentrak Reports Fiscal 2012 First Quarter Financial Results

August 4, 2011

Gross margin for Rentrak was 46 percent of consolidated revenues for the fiscal 2012 first quarter, compared with 43 percent of consolidated revenues for the same period last year, due to a larger contribution of revenues from the company’s AMI division, which generates higher margins.

Operating expenses for the fiscal 2012 first quarter amounted to $10.0 million, or 45 percent of consolidated revenues, compared with $10.7 million, or 44 percent of consolidated revenues, for the fiscal 2011 first quarter. The decrease in operating expenses primarily reflected lower compensation costs associated with a stock-based compensation agreement that fluctuates based on changes in the company’s stock price, offset by costs associated with the expansion of Rentrak’s AMI division.

Operating income for the first quarter of 2012 was $246,000, which included $307,000 relating to acquisition and transition costs, offset by a net reduction in stock-based compensation costs of $734,000. Operating loss for the first quarter of last year was $34,000, which included $412,000 in costs related to the acquisition of EDI and $1.7 million in stock-based compensation expense.

Net income was $399,000, or $0.03 per diluted share, for the first quarter of fiscal 2012, compared with $87,000, or $0.01 per diluted share, for the similar period last year. Excluding the acquisition and stock-based compensation costs, net income for the fiscal 2012 first quarter would have been $113,000, or $0.01 per diluted share, compared with $1.3 million, or $0.12 per diluted share, for the first quarter of fiscal 2011. The reconciliation of these non-GAAP earnings per share (EPS) to EPS, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.

Adjusted EBITDA for the fiscal 2012 first quarter was $571,000, compared with $2.5 million for the fiscal 2011 first quarter. Excluding the acquisition costs already mentioned for both periods, adjusted EBITDA would have been $878,000 for the fiscal 2012 first quarter, compared with $2.9 million for the fiscal 2011 first quarter. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.

Rentrak recorded a tax benefit of $43,000 for the first quarter of fiscal 2012, compared with a tax benefit of $27,000 for the prior year period. The change in tax was primarily due to the impact of research and experimentation credits.

The company generated $213,000 in cash from operating activities for the first quarter of fiscal 2012, compared with $3.8 million for the first quarter of fiscal 2011.

During the quarter, Rentrak purchased 82,491 shares of its common stock at an average price of $17.36 per share under the company’s $5.0 million share repurchase program authorized in May 2011. The total purchase price was approximately $1.4 million.

Rentrak’s cash, cash equivalents and marketable securities balance was $24.2 million at June 30, 2011, compared with $26.4 million at March 31, 2011, primarily reflecting the $1.4 million in stock repurchases and $1.7 million of investments in computer equipment and systems.

Rentrak Reports Fiscal 2012 First Quarter Financial Results

August 4, 2011

Rentrak announced several recent important developments including:

•

Strengthening its StationView Essentials™ product to include an expanded relationship with Gray Television for its ABC affiliate in Nevada, a new relationship with Morgan Media Group, a new relationship with Bonneville International Corporation’s Salt Lake City NBC affiliate, a new PBS affiliate in Ohio and a new NBC affiliate serving Western Kentucky, Southern Illinois and Southeastern Missouri. Rentrak now has 80 local TV station clients in 27 station groups in 45 local TV markets.

•	Growing its TV Essentials™ client base through the addition of several cable channels owned by NBCUniversal Media. Rentrak now has 36 TV network clients in 20 network groups.

•

Redesigning its industry-leading OnDemand Essentials™ service into a multi-screen measurement system to capture the rapid growth of on-demand content distribution across multiple delivery channels, including pay TV, the Internet and over-the-top and mobile platforms.

•

Adding to the group of advertising and media buying agencies that are utilizing the company’s audience measurement services, including three Omnicom Media Group businesses (Annalect, OMD and PHD). Rentrak now has agreements with six of the top 13 media-buying ad agencies.

•	Entering into a new agreement for the integration of the company’s audience measurement services into the system of software provider MediaBank for media planning, buying and posting.

•

Expanding its relationship with Relativity Media to include Rentrak’s Digital Download Essentials service, which provides performance reporting for the studio’s Internet Video-on-Demand (iVOD) and Electronic Sell-Through (EST) content.

•	Augmenting the company’s Home Entertainment content offering with the addition of Anderson Merchandisers, one of the nation’s largest distributors of pre-recorded music, movies, and books.

•	Entering into a contract with Capcom Entertainment, a leading developer and publisher of video games, for use of the company’s Ad Monitor for Video Games.

Conference Call

Rentrak will hold a conference call at 5:00 p.m. (ET)/2:00 p.m. (PT) today to discuss its fiscal 2012 first quarter financial results. Shareowners, members of the media and other interested parties may participate in the call by dialing 877-941-0844 from the U.S. or Canada, or 480-629-9645 from international locations, conference ID 4456433. An audio replay of the conference call will be available through midnight August 11, 2011 by dialing 800-406-7325 from the U.S. or Canada, or 303-590-3030 from international locations, passcode 4456433. This call is being webcast and can be accessed at Rentrak’s Web site at www.rentrak.com, where it will be archived through August 3, 2012.

About Rentrak Corporation

Rentrak Corporation is a global digital media measurement and research company, serving the most recognizable companies in the entertainment industry. With a reach across numerous platforms including box office, multi-screen television, and home video, Rentrak has developed more efficient metrics to be used as the database currency for the evaluation and selling of media. Rentrak is headquartered in Portland, Oregon, with additional U.S. and international offices. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, execution of the company’s business plan, growth in its client base and in the movie segment and the growing importance of its database, or census-like, measurement services. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and

Rentrak Reports Fiscal 2012 First Quarter Financial Results

August 4, 2011

Rentrak’s actual results may differ significantly as a result of a number of factors, including customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, its ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

RENTF

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(Financial Tables Follow)

Rentrak Reports Fiscal 2012 First Quarter Financial Results

August 4, 2011

Rentrak Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,
	2011	2010
Revenue	$22,408	$24,561
Cost of sales	12,148	13,904

Gross margin	10,260	10,657
Operating expenses:
Selling and administrative	9,962	10,574
Provision for doubtful accounts	52	117

	10,014	10,691

Income (loss) from operations	246	(34)
Other income:
Interest income, net	110	94

	110	94

Income before income taxes	356	60
Benefit for income taxes	(43)	(27)

Net income	$399	$87

Basic net income per share	$0.04	$0.01

Diluted net income per share	$0.03	$0.01

Shares used in per share calculations:
Basic	11,311	10,725

Diluted	11,503	11,226

Rentrak Reports Fiscal 2012 First Quarter Financial Results

August 4, 2011

Rentrak Corporation and Subsidiaries

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30,	March 31,
	2011	2011
Assets
Current Assets:
Cash and cash equivalents	$1,551	$3,821
Marketable securities	22,670	22,556
Accounts and notes receivable, net of allowances for doubtful accounts of $627 and $645	14,360	16,713
Taxes receivable and prepaid taxes	1,815	1,726
Deferred tax assets	107	152
Other current assets	959	1,091

Total Current Assets	41,462	46,059
Property and equipment, net of accumulated depreciation of $14,440 and $13,750	9,795	8,834
Deferred tax assets	1,270	1,242
Goodwill	5,275	5,222
Other intangible assets, net of accumulated amortization of $977 and $724	13,921	14,122
Other assets	706	696

Total Assets	$72,429	$76,175

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,797	$7,223
Accrued liabilities	2,840	3,022
Accrued compensation	4,017	6,144
Deferred revenue	1,513	1,210

Total Current Liabilities	13,167	17,599
Deferred rent, long-term portion	940	942
Taxes payable, long-term	1,244	1,261
Long-term debt	506	—

Total Liabilities	15,857	19,802
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 11,222 and 11,243	11	11
Capital in excess of par value	53,998	54,358
Accumulated other comprehensive income	690	530
Retained earnings	1,873	1,474

Total Stockholders’ Equity	56,572	56,373

Total Liabilities and Stockholders’ Equity	$72,429	$76,175

Rentrak Reports Fiscal 2012 First Quarter Financial Results

August 4, 2011

Rentrak Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$399	$87
Adjustments to reconcile net income to net cash flows provided by operating activities:
Tax benefit from stock-based compensation	—	785
Depreciation and amortization	1,059	756
Stock-based compensation	(734)	1,744
Excess tax benefits from stock-based compensation	—	(654)
Deferred income taxes	(18)	(31)
Realized gain on marketable securities	(7)	(2)
Adjustment to allowance for doubtful accounts	(18)	(45)
(Increase) decrease in:
Accounts and notes receivable	2,371	2,708
Taxes receivable and prepaid taxes	(89)	(470)
Other assets	22	304
Increase (decrease) in:
Accounts payable	(2,436)	(117)
Taxes payable	(17)	(17)
Accrued liabilities and compensation	(639)	(1,124)
Deferred revenue	302	(98)
Deferred rent	18	(16)

Net cash provided by operating activities	213	3,810
Cash flows from investing activities:
Purchase of marketable securities	(3,000)	(6,583)
Sale or maturity of marketable securities	3,000	1,800
Purchase of property and equipment	(1,677)	(1,074)

Net cash used in investing activities	(1,677)	(5,857)
Cash flows from financing activities:
Proceeds from notes payable	500	—
Issuance of common stock	10	1,030
Excess tax benefits from stock-based compensation	—	654
Repurchase of common stock	(1,432)	—

Net cash provided by (used in) financing activities	(922)	1,684
Effect of foreign exchange translation on cash	116	(449)

Decrease in cash and cash equivalents	(2,270)	(812)
Cash and cash equivalents:
Beginning of period	3,821	2,435

End of period	$1,551	$1,623

Supplemental information:
Capitalized stock-based compensation	$91	$165

Rentrak Reports Fiscal 2012 First Quarter Financial Results

August 4, 2011

Rentrak Corporation and Subsidiaries

Information by Segment

(Unaudited)

(In thousands)

		For the Three Months Ended June 30,
		2011	2010
HOME	Sales to external customers	$13,351	$16,573
ENTERTAINMENT	Gross margin	$4,532	$4,924
AMI	Sales to external customers	$9,057	$7,988
	Gross margin	$5,728	$5,733
Total	Sales to external customers	$22,408	$24,561
	Gross margin	$10,260	$10,657

Rentrak Reports Fiscal 2012 First Quarter Financial Results

August 4, 2011

Rentrak Corporation and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(Unaudited)

(In thousands)

	For the Three Months Ended June 30,
	2011	2010
Net Income	$399	$87
Adjustments:
Benefit for income taxes	(43)	(27)
Interest income, net	(110)	(94)
Depreciation and amortization	1,059	756
Stock-based compensation	(734)	1,744

Adjusted EBITDA	$571	$2,466

About Adjusted EBITDA

From time to time, we may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) in our conference calls and discussions with analysts in connection with our reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles ("GAAP"), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). The reconciliation of GAAP and Non-GAAP financial measures for the three month periods ended June 30, 2011 and 2010, is included in the above table. Management of the Company believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the Company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the Company's internally-developed software policies and the Company's use of stock-based compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Therefore, the Company believes that using the measure of Adjusted EBITDA will help provide a better understanding of the Company's underlying financial performance and ability to generate cash flows from operations.

Rentrak Reports Fiscal 2012 First Quarter Financial Results

August 4, 2011

Rentrak Corporation and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Diluted EPS

(Unaudited)

For the Three Months

Ended June 30,

	2011		2010
Diluted EPS, as reported	$0.03	Diluted EPS, as reported	$0.01
Acquisitions	0.02	Acquisitions	0.02
Stock-based compensation	(0.04)	Stock-based compensation	0.09

Total acquisition costs and stock-based compensation	(0.02)	Total acquisition costs and stock-based compensation	0.11

Diluted EPS, non-GAAP	$0.01	Diluted EPS, non-GAAP	$0.12

From time to time, Management may refer to “non-GAAP diluted EPS” in our conference calls and discussions with analysts in connection with the Company‘s reported historical financial results. This financial measure does not represent diluted EPS as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and Non-GAAP financial measures for the three month period ended June 30, 2011 and 2010, is included in the above table. Management of the Company believes that acquisition costs and stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the Company. Due to the nature of the Company‘s equity and stock-based compensation plans and costs associated with acquisitions, the Company‘s diluted EPS, which includes these items, may not be indicative of its on-going operating performance. Therefore, the Company believes that using the measure of “non-GAAP diluted EPS” may help provide a better understanding of the Company‘s underlying financial performance.